Exhibit 99.1
GE Announces Boards of Directors for Future Independent GE Vernova and GE Aerospace
Directors bring strong mix of domain expertise, diverse perspectives, and leadership experience to help GE Vernova lead the energy transition and GE Aerospace shape the future of flight

BOSTON – November 14, 2023 – GE (NYSE:GE) today announced the Boards of Directors for GE Vernova—the planned independent public company that will be created following its spin-off from GE—and GE Aerospace.1

GE Chairman and CEO and GE Aerospace CEO H. Lawrence Culp, Jr., said, “We’ve assembled two extraordinary boards to oversee GE Vernova and GE Aerospace, bringing the best of GE forward with compelling new thinking. Each team of talented directors has deep expertise in its respective domain, diversity of perspective, and a wealth of leadership experience. These boards are fit for purpose to help GE Vernova and GE Aerospace rise to their sharper, more focused missions as independent companies.”

GE Vernova CEO Scott Strazik said, “Our Board for GE Vernova brings together multi-dimensional energy transition leadership and strong management and governance experience. This is another important step forward toward spinning off GE Vernova as a standalone company focused on electrifying and decarbonizing the world.”

Culp continued, “Our team of GE Aerospace directors is best-in-class. I’m proud to work alongside this group of experts in commercial aerospace, defense, global affairs, and business leadership, all in service of our customers as we shape the future of flight.”

In connection with the spin-off, GE intends to appoint the following directors to GE Vernova’s Board and include the following directors on GE Aerospace’s Board:

•Stephen Angel, former CEO of Linde plc, to serve as Non-Executive Chairman
•Scott Strazik, CEO of GE Vernova
•Nicholas Akins, former chairman and CEO of AEP
•Arnold Donald, former president and CEO, Carnival
•Matthew Harris, founding partner of Global Infrastructure Partners
•Jesus Malave, CFO, Lockheed Martin
•Paula Rosput Reynolds, CEO, PreferWest and former CEO of Safeco and AGL Resources
•Kim Rucker, former general counsel at Andeavor and Kraft Foods Group
•Jessica Uhl, former CFO, Shell

•H. Lawrence Culp, Jr., to serve as Chairman
•Thomas Horton, partner, Global Infrastructure Partners to serve as Lead Independent Director
•Stephen Angel, former CEO of Linde plc
•Sébastien Bazin, chair and CEO, AccorHotels
•Margaret Billson, former president and CEO of BBA Aviation, plc's Global Engine Services Division and its predecessor Aftermarket Services Division
•Thomas Enders, former CEO of Airbus SE and its predecessor EADS NV
•Edward Garden, chairman and CEO of Garden Investments
•Isabella Goren, former CFO, American Airlines and AMR
•Catherine Lesjak, former CFO, HP
•Darren McDew, retired general, United States Air Force

1 Following the planned spin-off, in which GE will distribute the common stock of GE Vernova on a pro rata basis to holders of GE common stock, General Electric Company will be known as GE Aerospace. In our current financial reporting and guidance, GE Aerospace refers to our existing reporting segment.

More information about the Directors can be found below. Ms. Billson and Mr. Enders will join the GE Board of Directors effective December 1, 2023. Both will continue as Directors of GE Aerospace following the planned spin-off of GE Vernova at the beginning of the second quarter of 2024.

In addition, GE Vernova will host an investor day on Wednesday, March 6, 2024, in New York, NY. GE Aerospace will host an investor day on Thursday, March 7, 2024, in New York, NY. More information will be shared closer to the events.

GE Vernova Directors will include:

•Stephen Angel (Non-Executive Chairman). Mr. Angel has been the chairman of the board of directors of Linde plc, a leading global industrial gases and engineering company, since 2022. Prior to that, he served as CEO of Linde plc from 2018 to 2022 and as chairman, president, and CEO of Praxair, Inc, from 2007 to 2018. Before joining Praxair, Mr. Angel spent 22 years in a variety of management positions with GE. Mr. Angel serves on GE’s Board of Directors as well as on the board of PPG Industries, and he is a member of The Business Council.

•Scott Strazik (CEO). Mr. Strazik has been the CEO of the GE Vernova business since November 2021 and will be appointed as CEO in connection with the spin-off. Mr. Strazik has more than 20 years of finance, operations, and leadership experience with GE, including more than ten years in GE’s power businesses. Mr. Strazik was named president and CEO of the GE Power Services business in 2017 and CEO of the GE Gas Power business in 2018, expanding his role to leading the GE Power businesses in 2021. Prior to that, he held a number of leadership roles within GE Power and GE Aerospace.

•Nicholas Akins. Mr. Akins was executive chair of American Electric Power Company, Inc. in 2023. Prior to that, he was the chair of AEP from 2014 to 2022 and president and CEO from 2011 to 2022. Mr. Akins previously held leadership roles at both AEP and the former Central and South West Corp. and its subsidiary companies, which merged with AEP in 2000. Mr. Akins serves as chair of the board of directors of Fifth Third Bancorp.

•Arnold Donald. Mr. Donald was president and CEO of Carnival Corporation and Carnival plc from 2013 to 2022, and he served as a director from 2001 to 2022. Mr. Donald previously was chairman and CEO at Merisant and held several senior leadership positions with global responsibilities at Monsanto, including president of its Agricultural Group and president of its Nutrition and Consumer Sector. Mr. Donald serves on the boards of directors of Bank of America, Salesforce, and MP Materials Corp.

•Matthew Harris. Mr. Harris is a founding partner of Global Infrastructure Partners (“GIP”), an infrastructure investment firm, and has been involved in GIP’s investment, management, and strategic activities since its formation in 2006. Prior to GIP, Mr. Harris was co-head of the Global Energy Group and Head of the EMEA Emerging Markets Group at Credit Suisse First Boston, as well as a senior member of the Mergers and Acquisitions Group at Kidder Peabody & Co. Incorporated. Mr. Harris is Chair of the board of directors of EnLink Midstream LLC, Chair of the advisory board of Columbia University’s Center on Global Energy Policy and serves on the board of directors of the World Wildlife Fund (WWF).

•Jesus Malave. Mr. Malave has served as CFO of Lockheed Martin Corporation (“Lockheed Martin”) since 2022. Prior to joining Lockheed Martin in 2022, Mr. Malave served as CFO of L3Harris Technologies, Inc. from 2019 to 2022, and formerly was CFO of UTC’s Carrier Corporation from 2018 to 2019 and CFO of UTC’s Aerospace Systems from 2015 to 2018.

•Kim Rucker. Ms. Rucker served as executive vice president, general counsel and secretary of Andeavor (formerly Tesoro Corporation), from 2016 until Andeavor’s acquisition by Marathon Petroleum Corporation in 2018. Prior to working at Tesoro Corporation, Ms. Rucker was EVP, corporate & legal affairs, general counsel, and corporate secretary at Kraft Foods Group, Inc. from 2012 to 2015, and senior vice president, general counsel, corporate secretary, and chief compliance officer at Avon Products, Inc. from 2008 to 2012. Ms. Rucker serves on the boards of directors of Celanese Corporation, HP Inc, Marathon Petroleum Corporation, and Lennox International Inc.

•Paula Rosput Reynolds. Ms. Reynolds has been the president and CEO of PreferWest LLC, a business advisory firm since 2009. Prior to that, she served as vice chairman and chief restructuring officer of American International Group from 2008 to 2009 and as chairman, president and CEO of Safeco Insurance Company of America from 2005 to 2008. Ms. Reynolds started her career at Pacific Gas & Electric Corp in 1979 and spent over 35 years in the energy industry, including as chairman and CEO of AGL Resources and CEO of Duke Energy Power Services. Ms. Reynolds serves on GE’s Board of Directors and on the board of BP plc and as chair of the board of National Grid plc.

•Jessica Uhl. Ms. Uhl was the CFO of Shell plc from 2017 until 2022. Ms. Uhl previously held a variety of roles with Shell plc in finance and business development across multiple business divisions, based in the US, the UK and the Netherlands. She brings more than 20 years of experience in the energy industry from wind and solar to liquefied natural gas and upstream. Uhl currently works with corporates, non-profits, and academia on the energy transition. Uhl serves on the Boards of Directors of GE and Goldman Sachs.

GE Aerospace directors will include:

•H. Lawrence Culp, Jr. (Chairman and CEO). Mr. Culp has served as the Chairman and CEO of GE since October 2018, leading GE’s transformation. He has also served as CEO of GE Aerospace since June 2022. Prior to joining GE, Mr. Culp served as the president and CEO of Danaher Corporation from 2000 to 2014. During his tenure, Danaher increased both its revenues and its market capitalization five-fold. Mr. Culp serves as non-executive Chairman on the Board of GE HealthCare.

•Thomas Horton (Lead Independent Director). Mr. Horton has been a partner at Global Infrastructure Partners (“GIP”), an infrastructure investment firm, since 2019. He previously was chairman and CEO of American Airlines through the successful restructuring of the airline and its eventual merger with US Airways, creating the world’s largest airline. Prior to that, Mr. Horton was CFO at AMR, from 2006 to 2010, and AT&T Corporation, from 2002 to 2006. He serves on GE’s Board of Directors as well as on the board of directors of Walmart.

•Stephen Angel. Mr. Angel has been the Chairman of the board of directors of Linde plc, a leading global industrial gases and engineering company, since 2022. Prior to that, he served as CEO of Linde plc from 2018 to 2022 and as chairman, president, and CEO of Praxair, Inc, from 2007 to 2018. Before joining Praxair, Mr. Angel spent 22 years in a variety of management positions with GE. As noted above, Mr. Angel will serve as Chairman of the Board of GE Vernova, and he also serves on the board of directors of PPG Industries and is a member of the U.S.-China Business Council

•Sébastien Bazin. Mr. Bazin has been chair and CEO of AccorHotels since 2013. Prior to that, Mr. Bazin served as CEO of Europe Colony Capital from 1997 to 2013, and as CEO of

Immobilière Hôtelière from 1992 to 1997. He has worked in the finance sector since 1985,    including as vice president, M&A at Paine Webber. Mr. Bazin serves on the board of AccorHotels, including Accor Acquisition Company, as well as on the supervisory boards of the Gustave Roussy Foundation and Safar Ventures.

•Margaret Billson. Ms Billson served as the president and CEO of the Global Engine Services Division and its predecessor Aftermarket Services Division at BBA Aviation, plc from 2013 to 2016. Prior to joining BBA Aviation in 2009, Ms. Billson served as the president of the Airplane Division and Chief Operating Officer of Eclipse Aviation from 2005 to 2008. She previously held several executive leadership roles at Honeywell Aerospace, a division of Honeywell International and at the Douglas Aircraft Company, a division of the McDonnell Douglas Corporation mainly leading teams designing, producing and supporting aircraft, turbine engines and system components. Ms. Billson serves on the board of directors for CAE Inc.

•Thomas Enders. Mr. Enders served as the CEO of Airbus SE and its predecessor EADS NV, a European multinational aerospace corporation from 2005 to 2019. Before joining the aerospace industry in 1991, Mr. Enders worked in the German federal parliament (Bundestag), the German Ministry of Defense, and in various foreign policy think tanks. Mr. Enders serves on the board of directors of Linde Plc on the audit committee, the executive committee, and as chair of the sustainability committee. He also serves on the board of directors of Lilium N.V., and on the supervisory board of Lufthansa Group. He also is president of the German Council on Foreign Relations in Berlin, Germany.

•Edward Garden. Mr. Garden is chairman and CEO of Garden Investments, his family office, since 2023. Previously, Mr. Garden was chief investment officer and a founding partner of Trian, overseeing Trian’s portfolio management, idea generation, analyses, and due diligence activities. Prior to that, he held leadership roles at Credit Suisse First Boston and BT Alex Brown.

•Isabella Goren. Ms. Goren was the CFO of American Airlines, Inc. and AMR Corporation from 2010 to 2013. Prior to that, she held a variety of roles while at American Airlines, ranging from human resources to revenue management, investor relations, international operations, customer relationship marketing, as well as oversight of supply chain and cargo operations. She also served as president of AMR Services, a provider of airport ground services. Goren serves on GE’s Board of Directors as well as on the boards of directors of Marriott International and MassMutual Financial Group, on the executive board of SMU, Lyle School of Engineering, and on the advisory board of The University of Texas at Austin, Cockrell School of Engineering.

•Catherine Lesjak. Ms. Lesjak served as CFO for HP and its predecessor, Hewlett-Packard Company, from 2007 to 2018. She most recently served as interim chief operating officer of HP and, in 2010, served briefly as interim chief executive officer for the company. Earlier in her career, Ms. Lesjak served as senior vice president and treasurer and in other financial management and controllership roles. Ms. Lesjak serves on the Boards of Directors of GE and GE HealthCare as well as on the boards of directors of PROS and the Berkeley Haas Business School.

•Darren McDew. General McDew is a retired four-star General of the U.S. Air Force and former Commander of the U.S. Transportation Command. General McDew commanded at every echelon, was the former Military Aide to the President, led the Air Force’s US Senate Office, was director of Air Force Public Affairs, and former vice director, Strategic Plans and Policy for the Chairman of the Joint Chiefs of Staff. McDew has over 25 years of experience in a strategic decision-making executive leadership role in the field of defense and national security, risk management, logistics and supply chain, and political military affairs. McDew serves on GE’s Board of Directors as well as on the boards of directors of Abbott Laboratories, Parsons Corporation, and USAA.

Forward-looking Statements
This document contains forward-looking statements – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see https://www.ge.com/investor-relations/important-forward-looking-statement-information, as well as our SEC filings. We do not undertake to update our forward-looking statements.

About GE
GE (NYSE:GE) rises to the challenge of building a world that works. For more than 130 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more efficiently, reliably, and safely. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

GE Investor Contact
Steve Winoker
617.443.3400
swinoker@ge.com

GE Media Contact
Mary Kate Mullaney
202.304.6514
marykate.nevin@ge.com